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                                                                       EXHIBIT 5

                                November 28, 2001

LifePoint, Inc.
10400 Trademark Street
Rancho Cucamonga, CA 91730

Dear Sirs and Madams:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by LifePoint, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 6,784,620 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be offered by the holders thereof named in the table under the caption "Selling Stockholders" in the Prospectus constituting Part I of the Registration Statement (the "Prospectus") of which (1) an aggregate of 2,713,966 shares (the "Shares") of the Common Stock which are issuable upon the conversions of 232,559 shares of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), which shares of the Series C Preferred Stock were purchased by the holders thereof in the Company's private placement closed in June and September, 2001 (the "Offering") pursuant to Regulation D under the Securities Act; (2) an aggregate of 3,189,058 shares (the "Underlying Shares") of the Common Stock will be offered by the holders thereof when and if such holders exercise (a) Common Stock purchase warrants expiring June 19, 2006 (the "Investor Warrants") to purchase an aggregate of 2,713,931 shares of the Common Stock which were granted to them as part of units in the Offering; (b) Common Stock purchase warrants expiring June 19 and September 27, 2006 (the "Placement Agent Warrants") to purchase an aggregate of 484,792 shares of the Common Stock; and (c) Common Stock purchase warrants expiring June 19 and September 27, 2006 (the "Finder's Warrants") to purchase an aggregate of 30,335 shares of the Common Stock; (3) 814,192 shares of the Common Stock which is the Company's current estimate as to the shares issuable upon the redemption of the Premium with respect to the shares of the Series C Preferred Stock, of which 54,342 shares were issued; (4) 11,352 shares issued to the purchasers on September 28, 2001 in lieu of redeeming Premium with respect to their shares of the Series C Preferred Stock; and (5) 56,022 shares (the "Compensatory Shares") which is the Company's current estimate of the shares which may be issued as compensatory payments with respect to the foregoing shares of the Series C Preferred Stocks and Investment Warrants. The forgoing amounts do not reflect (1) an aggregate of 1,883,036 shares of the Common Stock issuable upon the conversions of 161,357 shares of the Series C Preferred Stock also acquired in the Offering but which are held in escrow; (2) an aggregate of 1,883,071 shares of the Common Stock which are issuable upon the exercises of Investor Warrants also acquired in the Offering but which are held in escrow;
(3) an aggregate of 53,861 shares of the Common


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LifePoint, Inc.
November 28, 2001
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Stock issued in redemption of Premium with respect to such 161,357 shares of the
Series C Preferred Stock and also held in escrow; and (4) an aggregate of 834 shares of the Common Stock issued in lieu of redemption of Premium with respect to 9,000 of the 161, 357 shares of the Series C Preferred Stock and also held in escrow.

         We have examined the Restated Certificate of Incorporation of the Company, as amended by the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 20, 2001, its By-Laws, its minutes and other corporate proceedings and corporate records relating to the authorization and, where applicable, the issuance of the Shares, the Investor Warrants, the Placement Agent's Warrants, the Finders Warrant, the Underlying Shares, the shares issued or to be issued upon redemption of Premium or issued in lieu of redeeming Premium and the Compensatory Shares and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

         Based upon such examination and review, it is our opinion that:

         1. The Company is duly organized and validly under the laws of the State of Delaware; and

         2. The Shares will be, upon the conversion of the shares of the Series C Preferred Stock, and the Underlying Shares will be, when issued in accordance with the respective terms of the Investor Warrants, the Placement Agent Warrants or the Finders Warrant, validly issued, fully paid and non-assessable. In addition, the shares of the Common Stock issued or to be issued in redemption of Premium were or will be, the shares of the Common Stock issued in lieu of redeeming Premium were, and the Compensatory Shares will be, validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" included in the Prospectus.

                                             Very truly yours,



                                             /S/WACHTEL & MASYR, LLP
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